Exhibit 2.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of June 30, 2026, is made by and among PUBLIC COMPANY MANAGEMENT CORPORATION, a Nevada corporation (the "PCMC"), CONRAD IVIE, M.D., (“Ivie"), PHYSICIANS CAPITAL MANAGEMENT CORPORATION., a Maryland Corporation ("Physicians"), and each Employee Stockholder who becomes a party hereto by executing and delivering a Joinder substantially in the form attached hereto as Exhibit A (each, together with Ivie, a “Physicians Stockholder”). Ivie and Physicians are sometimes referred to herein collectively with the Employee Stockholders, and PCMC, collectively as the “Parties.”

BACKGROUND

The holders of all of the issued and outstanding shares of capital stock of Physicians (collectively, the “Physicians Stockholders”), consisting of Conrad Ivie, M.D. (“Ivie”), an “accredited investor” as defined in Rule 501(a) under the Securities Act and any employees of Physicians to whom shares of Physicians Common Stock are issued pursuant to the Physicians Equity Plan or become stockholders upon assignment of shares by Ivie or Physicians prior or concurrent with the Closing (the “Employee Stockholders”), have agreed to transfer to PCMC, and PCMC has agreed to acquire from the Physicians Stockholders, all of the issued and outstanding shares of Physicians (the “Physicians Shares”), in exchange for 68,566,368 shares of PCMC's Common Stock and 24,913,918 shares of PCMC’s Preferred Stock, consisting of 1,000,000 shares of Series A Voting Preferred Stock, 15,942,612 shares of Series B-1 Convertible Preferred Stock and 7,971,306 shares of Series B-2 Convertible Preferred Stock (the "Exchange Shares"), which Exchange Shares shall constitute approximately 80% of the issued and outstanding shares of PCMC's Common Stock, fully diluted, immediately after the closing of the transactions contemplated herein, in each case, on the terms and conditions as set forth herein. The aggregate Exchange Shares are fixed, and any shares of Physicians Common Stock issued to Employee Stockholders shall reduce only the Exchange Shares otherwise allocable to Ivie and shall not increase the aggregate Exchange Shares; the Employee Stockholders shall receive only PCMC Common Stock in the Exchange. The authorized capital stock of PCMC consists of (i) 500,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which (i) 1,000,000 shares have been designated as Series A Voting Preferred Stock (“Series A”), (ii) 25,000,000 shares have been designated as Series B-1 Convertible Preferred Stock (“Series B-1”), and (iii) 10,000,000 shares have been designated as Series B-2 Convertible Preferred Stock (“Series B-2”).

Ivie, PCMC and Physicians acknowledge that the Series A is intended to provide voting control to Ivie as more particularly set forth in the Voting Agreement and the Series A Certificate of Designation. Series B-1 being convertible after the eighteen (18) month anniversary of the Closing at a conversion ratio of four (4) shares of Common Stock for each one (1) share of Series B-1, and the Series B-2 being convertible, after the twenty-four (24) month anniversary of the Closing, into shares of PCMC Common Stock at a conversion ratio of eight (8) shares of Common Stock for each one (1) share of Series B-2, subject to customary anti-dilution adjustments.

At the Closing, PCMC will issue an aggregate of 3,750,000 shares of its Series B-1 to Specialty Capital Lenders LLC, an existing noteholder, in full satisfaction, cancellation and discharge of its outstanding notes.

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ARTICLE I.

DEFINITIONS

Section 1. Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

"Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

"Agreement" means this Share Exchange Agreement, including all Schedules and Exhibits referred to herein or hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

"Ancillary Agreements" means, collectively, (a) the Voting Agreement (which shall be executed at or prior to the Closing), (b) the Lock-Up Agreement, (c) the Specialty Note Cancellation and Release Agreement, and (d) any other agreement, instrument or document required to be executed and delivered in connection with the transactions contemplated hereby, in each case in form and substance reasonably satisfactory to Physicians and Ivie.

"Closing Date" has the meaning set forth in Article II.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Commission" means the United States Securities and Exchange Commission or any other federal agency then administering the Securities Act or any successor statute.

"Damages" means the actual losses, damages, liabilities, penalties, Taxes, interest and expenses (including reasonable attorneys’ fees and disbursements and other out-of-pocket expenses and costs incurred in connection with mitigating the Damages and investigating, preparing, settling or defending any pending or threatened action, claim or proceeding (including those brought by third Persons)).

"Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

"Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law.

"Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

"Employee Stockholders" means the employees of Physicians or its Subsidiaries to whom shares of Physicians Common Stock are issued pursuant to the Physicians Equity Plan, as set forth on the Seller Allocation Schedule.

"Exchange" has the meaning set forth in Section 1.1.

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"Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect from time to time.

"Exchange Shares" means the shares of PCMC Common Stock and PCMC Preferred Stock being issued to the Physicians Stockholders pursuant hereto, as allocated among the Physicians Stockholders on the Seller Allocation Schedule.

"GAAP" means the United States generally accepted accounting principles applied on a consistent basis in accordance with past practices.

"Governmental Authority" means any federal or national, state or provincial, municipal or local government governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether United States or non-United States with jurisdiction over any party hereto.

"Indebtedness" means any obligation, contingent or otherwise, and includes any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

"Intellectual Property" means all industrial and intellectual property, including, without limitation, all United States and non-United States patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

"Joinder" means a joinder agreement substantially in the form attached hereto as Exhibit A, executed and delivered by an Employee Stockholder, pursuant to which such Employee Stockholder agrees to transfer its Physicians Shares to PCMC in accordance with this Agreement, makes the representations and warranties referred to in Section 3, and agrees to be bound by the Lock-Up and the other applicable terms of this Agreement.

"Laws" means, with respect to any Person, any United States or non-United States, federal, national, state, provincial, local, municipal, international, multilateral or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

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"Lock-Up" means a lock-up agreement, in form and substance reasonably satisfactory to Physicians and Ivie, by and among PCMC, Ivie, each Employee Stockholder, and each other stockholder, noteholder or other securityholder of PCMC designated by Ivie prior to the Closing, restricting the sale, transfer or other disposition of Equity Securities of PCMC held by such Persons during the period commencing on the Closing Date and ending on the date that is twelve (12) months after the date on which PCMC files the Super Form 8-K with the Commission pursuant to Section 7.12 (the "Lock-Up Period"), subject to such volume, manner-of-sale and other limitations as are set forth therein: provided, however, that no Lock-Up shall apply to Repository Services LLC. or any of its transferees or other legacy PCMC stockholders, and no Equity Securities held by such Persons shall be subject to any lock-up, transfer restriction or similar limitation under this Agreement. Each Employee Stockholder shall agree to be bound by the Lock-Up pursuant to its Joinder.

"Material Adverse Effect" means, when used with respect to PCMC or Physicians, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of PCMC or Physicians, as the case may be, in each case taken as a whole or (b) materially impair the ability of PCMC (or PCMC Shareholders) or Physicians (or Ivie), as the case may be, to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which PCMC or Physicians, as the case may be, operate; provided, however, that clauses (ii) and (iii) shall not apply to the extent such change, effect or circumstance has a disproportionate adverse effect on PCMC or Physicians, as applicable, relative to other similarly situated companies in the same industries.

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

"Organizational Documents" means (a) the articles or certificate of incorporation, memorandum and articles of association and/or the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

"PCMC Board" means the Board of Directors of PCMC.

"PCMC Common Stock" means PCMC's common stock, par value US $0.001 per share.

"PCMC Preferred Stock" means PCMC's preferred stock, par value US $0.001 per share. The Series A shall be a voting series of Preferred Stock, and the Series B-1 and the Series B-2 shall have the voting, dividend, liquidation, conversion, and other rights, preferences, and limitations set forth in the applicable Certificates of Designation, which shall be in form and substance reasonably satisfactory to Physicians and Ivie. After a specified period has elapsed and other conditions have been satisfied, each share of Series B-1 will convert into four shares of Common Stock, and each share of Series B-2 will convert into eight shares of Common Stock.

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"Permitted Employee Equity Grants" means the issuances of shares of Physicians Common Stock to Employee Stockholders pursuant to the Physicians Equity Plan, made prior to the Closing in accordance with Section 6.5, and in an aggregate amount not to exceed the number of shares set forth on the Seller Allocation Schedule.

"Permitted Liens" means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant Person has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar Laws, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant Person has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant Person which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

“Person” means any individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization, governmental authority or any other legal or commercial entity of any kind.

"Physicians" means, collectively, Physicians Capital Management Corporation, individually as an entity and, as the context requires, the Physicians Subsidiaries.

"Physicians Board" means the Board of Directors of Physicians.

"Physicians Shares" means the 10,000 issued and outstanding common shares of Physicians.

"Physicians Subsidiaries" means all of the direct and indirect Subsidiaries of Physicians, including, without limitation, any entity that has the right to the properties of Physicians.

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

"Physicians Common Stock" means the common stock, par value $0.001 per share, of Physicians.

"Physicians Equity Plan" means the Physicians Capital Management Corporation 2026 Restricted Stock Plan, together with the award agreements thereunder, as adopted by the Physicians Board and approved by Ivie as sole stockholder prior to the issuance of any Permitted Employee Equity Grants.

"Physicians Stockholders" means, collectively, Ivie and the Employee Stockholders, being all of the record and beneficial holders of the Physicians Shares immediately prior to the Closing.

"Registered Exchange Shares" means the 68,566,368 shares of PCMC Common Stock included in the Exchange Shares, which are being registered under the Securities Act pursuant to the Registration Statement, in each case as allocated among Ivie and the Employee Stockholders on the Seller Allocation Schedule.

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"Registration Statement" means the registration statement on Form S-4 filed or to be filed by PCMC with the Commission registering the offer and issuance of the Registered Exchange Shares (consisting solely of the shares of PCMC Common Stock included in the Exchange Shares) to the Physicians Stockholders, and including disclosure of the Physicians Equity Plan and the Permitted Employee Equity Grants, as the same may be amended or supplemented from time to time.

"Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.

"Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.

"SAFE" means any simple agreement for future equity, agreement for future equity, convertible instrument, equity-linked instrument or similar agreement or arrangement that provides, or purports to provide, any Person with a right to receive, purchase, convert into or otherwise acquire Equity Securities of PCMC, Physicians or any of their respective Subsidiaries, whether upon a financing, liquidity event, change of control, merger, share exchange, public listing or otherwise.

"Schedule 14(f) Filing" means an information statement filed by PCMC on Schedule 14f-1 under the Exchange Act.

"Schedules" means the schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

“SEC Documents” means all reports, schedules, forms, statements, prospectuses, proxy statements and other documents (including exhibits and other information incorporated by reference therein) filed or furnished, or required to be filed or furnished, by PCMC with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including all financial statements and schedules included or incorporated by reference therein.

"Securities Act" means the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

"Seller Allocation Schedule" means the schedule, in form reasonably acceptable to PCMC, setting forth each Physicians Stockholder (including any holder of a SAFE or other convertible instrument who becomes a Physicians Stockholder upon conversion thereof prior to the Closing), the number of Physicians Shares held by such Physicians Stockholder, and the number and type of Exchange Shares to be issued to such Physicians Stockholder at the Closing, which schedule shall reflect that all Permitted Employee Equity Grants are allocated solely out of, and reduce only, the Exchange Shares otherwise issuable to Ivie, and which schedule may be updated to reflect SAFE conversions no later than three (3) Business Days prior to the Closing Date.

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"Specialty Note Cancellation and Release Agreement" means an agreement, in form and substance reasonably satisfactory to Physicians and Ivie, by and among PCMC, Specialty Capital Lenders LLC and such other Persons as Physicians or Ivie may reasonably require, pursuant to which Specialty Capital Lenders LLC acknowledges and agrees that the issuance of 3,750,000 shares of Series B-1 at the Closing fully satisfies, cancels, discharges and terminates all notes, indebtedness, accrued interest, default interest, penalties, premiums, conversion rights, warrants, options, side letters, registration rights, anti-dilution rights, most-favored-nation rights, participation rights, reimbursement rights, indemnity rights and other claims or rights held by Specialty Capital Lenders LLC or any of its Affiliates against PCMC, Physicians, Ivie or the post-Closing company, except solely for the rights expressly set forth in the Series B-1 Certificate of Designation and the Closing Capitalization Schedule.

"Subsidiary" means, with respect to any Person, any other Person of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such Person, (ii) the total combined equity interests, or (iii) the capital or profit interests of such Person; or (b) otherwise has the power to Control such Person.

"Survival Period" has the meaning set forth in Section 9.1.

"Tax” or “Taxes" means all United States, Canadian, other applicable federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing.

"Tax Group" means any United States and other applicable federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which PCMC is now or was formerly a member.

"Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Transaction Documents" means, collectively, this Agreement, the Ancillary Agreements and all other agreements, instruments and documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

"United States" means the United States of America.

"United States Dollars" or "US $" or “$” means the currency of the United States of America.

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"Unregistered Exchange Shares" means the shares of PCMC Preferred Stock included in the Exchange Shares, consisting of 1,000,000 shares of Series A Voting Preferred Stock, 15,942,612 shares of Series B-1 Convertible Preferred Stock and 7,971,306 shares of Series B-2 Convertible Preferred Stock, which are not registered under the Securities Act and are issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Unregistered Exchange Shares are convertible into shares of PCMC Common Stock (the "Conversion Shares"), which Conversion Shares will likewise be unregistered under the Securities Act upon issuance and may not be resold or transferred absent registration or an applicable exemption therefrom, including compliance with Rule 144 (subject to the limitations of Rule 144(i) applicable to former shell companies).

“Voting Agreement” means the Voting Agreement, in the form attached hereto as Exhibit B, to be executed at or prior to the Closing by and among PCMC, Ivie and such other Persons as Physicians or Ivie may require, setting forth the governance rights, board designation rights, control threshold maintenance obligations and related post-closing covenants of the parties with respect to PCMC.

ARTICLE II

EXCHANGE OF PHYSICIANS SHARES AND SHARE CONSIDERATION

Section 1.1 Share Exchange. At the Closing, the Physicians Stockholders shall transfer to PCMC all 10,000 issued and outstanding shares of the Common Stock of Physicians (the “Physicians Shares”) and, in consideration therefore, PCMC shall issue to the Physicians Stockholders the Exchange Shares, consisting of (i) 68,566,368 shares of PCMC's Common Stock, (ii) 1,000,000 shares of Series A Voting Preferred Stock, (iii) 15,942,612 shares of Series B-1 Convertible Preferred Stock, and (iv) 7,971,306 shares of Series B-2 Convertible Preferred Stock, in each case allocated among the Physicians Stockholders as set forth on the Seller Allocation Schedule. The aggregate number of Exchange Shares shall not be increased by reason of any Permitted Employee Equity Grants. Any shares of PCMC Common Stock allocated to the Employee Stockholders pursuant to the Seller Allocation Schedule shall reduce, on a share-for-share basis, only the shares of PCMC Common Stock otherwise issuable to Ivie, and the Employee Stockholders shall not be entitled to receive any shares of Series A Voting Preferred Stock, Series B-1 Convertible Preferred Stock or Series B-2 Convertible Preferred Stock unless otherwise agreed in writing by PCMC, Physicians and Ivie. For the avoidance of doubt, all Series A Voting Preferred Stock, Series B-1 Convertible Preferred Stock, and Series B-2 Convertible Preferred Stock issued as Exchange Shares shall be deemed outstanding on an as-converted, fully-diluted basis for all purposes of this Agreement, including the calculation of the Exchange Shares, the 80%/20% post-Closing ownership proportions, and any references to fully-diluted capitalization of PCMC. No adjustment shall be made to the number of Exchange Shares by reason of the conversion features, conversion ratios, or anti-dilution protections applicable to any such preferred stock.

Section 1.2 Tax Withholding. PCMC shall be entitled to deduct and withhold from the Exchange Shares otherwise deliverable to any Physicians Stockholder pursuant to this Agreement such amounts as PCMC is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Physicians Stockholder in respect of which such deduction and withholding was made. For the avoidance of doubt, any income or employment Tax withholding arising from the issuance of Physicians Common Stock pursuant to the Physicians Equity Plan shall be satisfied at the Physicians level in accordance with the Physicians Equity Plan and the applicable award agreement, and not from the Exchange Shares.

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Section 1.3 Section 368 Reorganization. For United States federal income tax purposes, the Exchange is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code, in which all of the Physicians Stockholders transfer all of the issued and outstanding Physicians Shares to PCMC. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date (including the Permitted Employee Equity Grants) has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

Section 1.4    Directors of PCMC at the Closing Date. Effective as of the Closing Date, Quynh Hoa T. Tran, the current sole director of PCMC, shall appoint Conrad Ivie, and such additional individuals as may be designated in writing by Ivie (the “Ivie Designees”) to fill all authorized seats on the Board of Directors of PCMC (the “PCMC Board”). Each Ivie Designee so appointed shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal in accordance with PCMC’s Organizational Documents and Section 6.5 hereof. The parties acknowledge and agree that PCMC’s change in the composition of the Board may look like a change of composition, as described by the OTC Market Group Inc., within a two-year period as a result of which fewer than a majority of the directors are those serving immediately prior to such change. For the avoidance of doubt, the appointment of additional directors by the incumbent director is intended to avoid triggering any such provisions, and that each director so appointed shall be deemed to have been approved or endorsed by the director(s) serving immediately prior to such appointments and therefore treated as an “incumbent” or “continuing” director to the fullest extent permissible by Law.

ARTICLE II.

CLOSING DATE

The closing of the Exchange will occur on the third (3rd) business day following the date on which all of the closing conditions set forth in Articles 7 and 8 have been satisfied or waived (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other date as the parties may mutually agree in writing (the "Closing Date").

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PHYSICIAN’S SHAREHOLDER

Ivie hereby represents and warrants to PCMC as follows, and each Employee Stockholder, severally and not jointly and solely as to itself, shall be deemed to make the representations and warranties set forth in Sections 3.1 (Authority), 3.3 (Ownership of Physicians Shares) and 3.6 (Investment Representations) (in each case, as applied to such Employee Stockholder and the shares of Physicians Common Stock held by such Employee Stockholder) by executing and delivering its Joinder, it being understood that the Employee Stockholders shall receive solely PCMC Common Stock in the Exchange:

Section 3.1    Authority. Ivie has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which Ivie is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which Ivie is a party, and to perform Ivie's obligations under this Agreement and each of the Transaction Documents to which Ivie is a party. This Agreement has been, and each of the Transaction Documents to which Ivie is a party will be, duly and validly authorized and approved, executed and delivered by Ivie, this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than Ivie, this Agreement is, and each of the Transaction Documents to which Ivie is a party have been, duly authorized, executed and delivered by Ivie and constitutes the legal, valid and binding obligation of Ivie, enforceable against Ivie in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 3.2    No Conflict. Neither the execution or delivery by Ivie of this Agreement or any Transaction Document to which Ivie is a party, nor the consummation or performance by Ivie of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which Ivie is a party or by which the properties or assets of Ivie are bound; or (b) contravene, conflict with, or result in a violation of, any Law to which Ivie, or any of the properties or assets of Ivie, may be subject.

Section 3.3    Ownership of Physicians Shares. Ivie owns of record and beneficially and has good, valid and indefeasible title to and the right to transfer to PCMC pursuant to this Agreement, Ivie's Physicians Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which Ivie is a party or by which Ivie or Ivie's Physicians Shares are bound with respect to the issuance, sale, transfer, voting or registration of Ivie's Physicians Shares. At the Closing Date, PCMC will acquire good, valid and marketable title to Ivie's Physicians Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which Ivie is a party or by which Ivie or Ivie's Physicians Shares are bound with respect to the issuance, sale, transfer, voting or registration of Ivie's Physicians Shares. At the Closing Date, PCMC will acquire good, valid and marketable title to Ivie's Physicians shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which Ivie is a party or by which Ivie or Ivie's Physicians Shares are bound with respect to the issuance, sale, transfer, voting or registration of Ivie's Physicians Shares. At the Closing Date, PCMC will acquire good, valid and marketable title to Ivie's Physicians shares free and clear of any and all Liens.

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Section 3.4   Litigation. There is no pending Proceeding against Ivie that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of Ivie, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

Section 3.5    No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Ivie for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 3.6     Investment Representations. Ivie hereby represents and warrants to PCMC:

(a)       Registered and Unregistered Exchange Shares. Ivie understands and agrees that (i) the Registered Exchange Shares will be registered under the Securities Act on the Registration Statement on Form S-4 filed by PCMC with the Commission, and such Registration Statement must be declared effective by the Commission prior to the Closing, and (ii) the Unregistered Exchange Shares (consisting of all shares of PCMC Preferred Stock to be issued hereunder will not be registered under the Securities Act and will be issued in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. Ivie represents that he is an "accredited investor" as defined in Rule 501(a) under the Securities Act, that he is acquiring the Unregistered Exchange Shares for his own account for investment purposes only and not with a view to any distribution thereof, and that he acknowledges that such shares may not be resold or transferred absent registration or an applicable exemption therefrom, including compliance with Rule 144 (subject to the limitations of Rule 144(i) applicable to former shell companies). The certificates or book-entry notations representing the Unregistered Exchange Shares will bear a restrictive legend reflecting the foregoing restrictions. No Registered Exchange Shares shall be issued unless and until the Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness thereof has been issued and remains in effect

(b)       Status; Investment Representations Regarding Unregistered Exchange Shares. Ivie understands that (i) the Registered Exchange Shares are being offered and issued pursuant to the Registration Statement on Form S-4, and (ii) the Unregistered Exchange Shares (consisting of all shares of PCMC Preferred Stock to be issued hereunder, and any shares of PCMC Common Stock issuable upon conversion thereof) are being offered and issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. With respect to the Unregistered Exchange Shares, Ivie represents and warrants that: (A) Ivie is a sophisticated investor with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Unregistered Exchange Shares and is able to bear the economic risk of such investment, including a complete loss thereof; (B) Ivie is acquiring the Unregistered Exchange Shares solely for Ivie's own account, for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act; (C) Ivie has had access to the same kind of information about PCMC and its business, financial condition and prospects that would be available in a registered offering, including the opportunity to ask questions of, and receive answers from, PCMC and its officers and representatives; (D) Ivie has not been offered or sold the Unregistered Exchange Shares by means of any general solicitation or general advertising; (E) Ivie is an "accredited investor" as defined in Rule 501(a) under the Securities Act; and (F) Ivie understands that the Unregistered Exchange Shares, and any shares of PCMC Common Stock issuable upon conversion thereof, may not be resold or transferred absent registration under the Securities Act or an applicable exemption therefrom, and that the certificates or book-entry notations representing such shares will bear a restrictive legend to that effect, including notation of the limitations of Rule 144(i) applicable to former shell companies. Ivie acknowledges that the offer and issuance of the Exchange Shares are being made in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Ivie set forth in this Agreement.

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(c)       No Restricted Legend on Registered Exchange Shares. Provided that the Registration Statement on Form S-4 has been declared effective by the Commission and no stop order suspending the effectiveness thereof has been issued and remains in effect at the time of issuance, the Registered Exchange Shares shall be issued without any restricted securities legend under the Securities Act. PCMC shall not place, or cause to be placed, any restricted securities legend on the certificates or book-entry positions representing the Registered Exchange Shares; provided, however, that if Ivie is an "affiliate" of PCMC or Physicians within the meaning of Rule 144 and Rule 145 under the Securities Act at the time of issuance, the Registered Exchange Shares issued to Ivie may bear a legend reflecting the resale limitations applicable to affiliates under Rule 144 and Rule 145, including the volume, manner-of-sale, and current public information requirements and the limitations of Rule 144(i) applicable to former shell companies. Ivie shall promptly notify PCMC in writing if Ivie's affiliate status changes prior to or at the time of Closing.

(d)       Restrictive Legend; Rule 144 Restrictions on Unregistered Exchange Shares. Ivie acknowledges that (i) the Unregistered Exchange Shares, and any shares of PCMC Common Stock issued upon conversion thereof (collectively for purposes of this Section, the “Restrictive Shares”) constitute "restricted securities" within the meaning of Rule 144 under the Securities Act; (ii) the certificates or book-entry positions representing the Unregistered Exchange Shares shall bear a restrictive legend substantially in the following form: "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 IS EFFECTIVE WITH RESPECT TO SUCH SECURITIES, OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS."; (iii) the Unregistered Exchange Shares may not be resold or transferred except (A) pursuant to an effective registration statement under the Securities Act, (B) in compliance with all applicable requirements of Rule 144 under the Securities Act, including satisfaction of the applicable holding period commencing on the Closing Date, the current public information requirement (to the extent applicable at the time of resale), and any applicable volume and manner-of-sale limitations, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, supported by a legal opinion reasonably satisfactory to PCMC; and (iv) PCMC shall cause the restrictive legend to be removed from the Unregistered Exchange Shares (or any portion thereof) promptly upon (A) delivery to PCMC of a legal opinion from counsel reasonably satisfactory to PCMC to the effect that such legend is no longer required in connection with a proposed resale under Rule 144 or another applicable exemption from registration, or (B) the registration of the Unregistered Exchange Shares under the Securities Act pursuant to an effective registration statement. For the avoidance of doubt, the restrictions and legend requirements set forth in this Section apply equally to any shares of PCMC Common Stock issued upon conversion of the Unregistered Exchange Shares, which conversion shares shall constitute "restricted securities" subject to the same limitations on resale set forth herein. (e) Transfer Agent Instructions. PCMC shall, on or prior to the Closing Date, deliver irrevocable written instructions to its transfer agent: (i) authorizing and directing the transfer agent to issue the Registered Exchange Shares without any restrictive legend and to process transfers of the Registered Exchange Shares without restriction; and (ii) authorizing and directing the transfer agent to issue the Unregistered Exchange Shares bearing the restrictive legend set forth in Section 3.6(d), and to process transfers of the Unregistered Exchange Shares only upon receipt of (A) a legal opinion of counsel reasonably satisfactory to PCMC confirming that such transfer complies with applicable federal and state securities laws, (B) confirmation that all applicable conditions of Rule 144 have been satisfied (including the applicable holding period), or (C) evidence that such transfer is being made pursuant to an effective registration statement covering the resale of the Unregistered Exchange Shares. PCMC shall not, at any time after the Closing, place or cause to be placed any stop-transfer notation or other restriction on the Registered Exchange Shares. Notwithstanding the foregoing, to the extent that any Unregistered Exchange Shares, consisting of shares of PCMC Preferred Stock, are not held through or administered by PCMC's transfer agent and are instead maintained on the books and records of PCMC directly, PCMC shall maintain a notation on such books and records reflecting the restrictive legend set forth in Section 3.6(d) and the transfer restrictions set forth herein, and any transfer of such shares shall be subject to the same conditions set forth in clauses (ii)(A), (ii)(B) and (ii)(C) above.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PHYSICIANS

Physicians represent and warrant to PCMC as follows:

Section 4.1     Organization and Qualification. Physicians is duly organized and validly existing under the laws of the state of Maryland, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and, if applicable, in good standing or to have such authority or power will not, in the aggregate, either (i) have a Material Adverse Effect on, Physicians or (ii) materially impair the ability of and Ivie each to perform their material obligations under this Agreement. Physicians is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.

Section 4.2    Subsidiaries. Except for PC Indiana Carmel LLC and PC Austin Property LLC, Physicians do not own directly or indirectly, any equity or other ownership interest in any Person. Each Physicians Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. Each Physicians Subsidiary is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.

Section 4.3     Articles of Association and Governing Rules. True, correct and complete copies of the Organizational Documents of Physicians and each Physicians Subsidiary have been delivered to PCMC prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. Physicians is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

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Section 4.4     Authorization and Validity of this Agreement and the Transaction Documents. The recording of the transfer of the Physicians Shares and the delivery of new certificates representing the Physicians Shares registered in the name of PCMC are within Physicians’ corporate powers, have been duly authorized by all necessary corporate action, do not require from the Physicians Board or Ivie any consent or approval that has not been validly and lawfully obtained, and require no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

Section 4.5     No Violations. None of the execution, delivery or performance by Physicians of this Agreement or any Transaction Document to which Physicians is a party, nor the consummation by Physicians of the transactions contemplated hereby violates any provision of its Organizational Documents, or violates or conflicts with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any Lien under, any agreement or instrument to which Physicians is a party or by which Physicians is or will be bound or subject, or violate any Laws.

Section 4.6     Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by PCMC, Physicians and Ivie, this Agreement is and all agreements or instruments contemplated hereby to which Physicians is a party, will be, duly authorized, executed and delivered by Physicians and are the legal, valid and binding Agreement of Physicians and is enforceable against Physicians in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.7 Capitalization and Related Matters.

(a) Capitalization. The authorized capital stock of Physicians consists of 10,000 shares of common stock $0.001 par value each. Except for the Physicians Common Stock issued or issuable as Permitted Employee Equity Grants under the Physicians Equity Plan, as set forth on the Seller Allocation Schedule, there are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating Physicians to issue any shares or any other Equity Securities of Physicians. All issued and outstanding shares of Physicians’ capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

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(b)       No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of Physicians to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other Equity Securities in, Physicians or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(c)       Due Authorization. The exchange of the Physicians Shares has been duly authorized, and the Physicians Shares have been validly issued and are fully paid and non-assessable.

(d) Shareholders. Ivie and the Employee Stockholders are the record and beneficial holders of all of the outstanding capital stock of Physicians, in the amounts set forth on the Seller Allocation Schedule, and each Subsidiary of Physicians is wholly owned by Physicians. Except for the Physicians Stockholders, no holder of Physicians Shares or any other Equity Security of Physicians and no other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the Physicians Shares, the Permitted Employee Equity Grants, the transactions contemplated hereby or otherwise, except as may be provided under the Physicians Equity Plan or the applicable award agreements. There is no voting trust, agreement or arrangement among any of the Physicians Stockholders with respect to any capital stock of Physicians affecting the exercise of the voting rights of any such capital stock.

(e) SAFEs and Convertible Instruments. Except as expressly set forth on Schedule 4.7(e), Physicians has no outstanding SAFEs, convertible notes, warrants, options, side letters, subscription rights, conversion rights, exchange rights, anti-dilution rights, preemptive rights, phantom equity, profit participation rights or other Equity Securities or equity-linked obligations. Each SAFE or other equity-linked instrument set forth on Schedule 4.7(e) shall, at or prior to the Closing, be converted, cancelled, terminated or otherwise satisfied in full in the manner set forth on Schedule 4.7(e) (as updated to reflect final conversion terms no later than three (3) Business Days prior to the Closing Date), and no holder thereof shall have any right to receive Equity Securities of PCMC, Physicians or any post-Closing company except as expressly set forth on Schedule 4.7(e), expressly reflected on the Closing Capitalization Schedule to the extent such holder is receiving Equity Securities of PCMC, and included in the Registration Statement to the extent required by applicable Law.

(f) Seller Allocation Schedule. The Seller Allocation Schedule, as updated and delivered at or prior to the Closing, shall be true, correct and complete, and sets forth all of the Physicians Stockholders and the number of Physicians Shares held by each of them. The Physicians Stockholders listed on the Seller Allocation Schedule are the record and beneficial owners of one hundred percent (100%) of the issued and outstanding shares of capital stock of Physicians, and no other Person holds, or has any right to acquire, any Equity Security of Physicians other than as set forth thereon.

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Section 4.8      Compliance with Laws; No Defaults. Except as would not have a Material Adverse Effect, the business and operations of Physicians have been and are being conducted in accordance with all applicable Laws and all applicable Orders of all Governmental Authorities. Except as would not have a Material Adverse Effect, Physicians is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Physicians is a party or by which any of Physician’s properties, assets or rights are bound or affected. To the knowledge of Physicians, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Physicians is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Physicians is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Physicians, any event or circumstance relating to Physicians that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

Section 4.9     Certain Proceedings. There is no pending Proceeding that has been commenced against Physicians and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To Physician’s knowledge, no such Proceeding has been threatened.

Section 4.10.    No Brokers or Finders. No Person has, or as a result of the transactions con-templated hereby will have, any right or valid claim against Physicians for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 4.11     Title to and Condition of Properties. PC Indiana Carmel LLC, a wholly owned subsidiary of Physicians, owns the real property consisting of a single-story health care/medical office building located at 14585 Hazel Dell Parkway, Carmel, Indiana 46033, subject to a triple-net lease and holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of Physicians as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect.

Section 4.12 Physicians Board Recommendation. The Physicians Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of Ivie and Physicians.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PCMC

PCMC represent and warrant to Ivie and Physicians as follows:

Section 5.1     Organization and Qualification. PCMC is duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. PCMC is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.

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Section 5.2     Subsidiaries. PCMC does not own, directly or indirectly, any Equity Securities or other ownership interest in any Person.

Section 5.3     Organizational Documents. True, correct and complete copies of the Organizational Documents of PCMC have been delivered to Physicians prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. Prior to the Closing, PCMC will file with the Secretary of State of the State of Nevada one or more Certificates of Designation (or equivalent organizational documents) establishing the terms of the Preferred Stock to be issued in connection with the transactions contemplated hereby. PCMC is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

Section 5.4     Authorization. PCMC has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which PCMC is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which PCMC is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which PCMC is a party. The execution, delivery and performance by PCMC of this Agreement and each of the Transaction Documents to which PCMC is a party have been duly authorized by all necessary corporate action and do not require from PCMC Board or the stockholders of PCMC any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by PCMC of this Agreement and each of the Transaction Documents to which PCMC is a party requires no authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority or other Person other than (a) the Schedule 14(f) Filing, and (b) such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

Section 5.5     No Violation. Neither the execution nor the delivery by PCMC of this Agreement or any Transaction Document to which PCMC is a party, nor the consummation or performance by PCMC of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of PCMC; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which PCMC is a party or by which the properties or assets of PCMC are bound; (c) contravene, conflict with, or result in a violation of, any Law to which PCMC, or any of the properties or assets owned or used by PCMC, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by PCMC or that otherwise relate to the business of, or any of the properties or assets owned or used by, PCMC, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

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Section 5.6     Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than PCMC, this Agreement and each of the Transaction Documents to which PCMC is a party are duly authorized, executed and delivered by PCMC and constitutes or will constitute the legal, valid and binding obligations of PCMC, enforceable against PCMC in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 5.7     Securities Laws. (a) Registered Exchange Shares. The offer and issuance of the Registered Exchange Shares pursuant to this Agreement shall be registered under the Securities Act pursuant to the Registration Statement on Form S-4 filed with the Commission in accordance with Rule 145 and other applicable provisions of the Securities Act. Upon the effectiveness of the Registration Statement, (i) the issuance of the Registered Exchange Shares will comply with the registration and prospectus delivery requirements of the Securities Act, (ii) the Registered Exchange Shares will have been registered or qualified (or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws, and (iii) the issuance of the Registered Exchange Shares will be accomplished in conformity with all other applicable United States federal and state securities Laws. PCMC shall not issue the Registered Exchange Shares unless the Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness thereof has been issued and remains in effect. (b) Unregistered Exchange Shares. The offer and issuance of the Unregistered Exchange Shares pursuant to this Agreement will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and in reliance upon applicable exemptions from state securities laws. No general solicitation or general advertising has been or will be used in connection with the offer or sale of the Unregistered Exchange Shares, and the Unregistered Exchange Shares are being offered and sold solely to Ivie as a single sophisticated offeree with full access to information concerning PCMC. The Unregistered Exchange Shares will constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and will bear the restrictive legend set forth in Section 3.6(d). For clarity, the Unregistered Exchange Shares were issued by a former shell company and resales thereof are subject to the additional conditions of Rule 144(i) under the Securities Act, including the requirement that PCMC has filed all reports required under the Exchange Act for a period of at least twelve months prior to any proposed resale and has filed current Form 10 information reflecting its non-shell status. For the avoidance of doubt, any shares of PCMC Common Stock issued upon conversion of the Unregistered Exchange Shares shall constitute "restricted securities" within the meaning of Rule 144 under the Securities Act, shall not be registered under the Securities Act upon issuance, and shall be subject to the same transfer restrictions, legend requirements, and Rule 144(i) conditions set forth in Section 3.6(d) and this Section 5.7(b).

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Section 5.8     Capitalization and Related Matters.

(a)        Capitalization. The authorized capital stock of PCMC consists of 500,000,000 shares of PCMC's Common Stock, of which 34,276,816 shares are issued and outstanding, and 50,000,000 shares of PCMC's Preferred Stock, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of PCMC's Common Stock are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights. At the Closing, in addition to the issuance of the shares under this Agreement, PCMC will issue an aggregate of 3,750,000 shares of Series B-1 to Specialty Capital Lenders LLC in full satisfaction, cancellation and discharge of its outstanding notes. At the Closing Date, after giving effect to the Designation of Preferences described in Section 8.2(b), PCMC will have sufficient authorized and unissued shares of Common Stock and Preferred Stock to consummate the transactions contemplated hereby. Except for the sale and issuance of the Series B-1 to Specialty Capital Lenders LLC in cancellation of indebtedness and for certain third party advances of funds to PCMC, which may be characterized as a loan or capital contribution, in each case only to the extent expressly disclosed in the SEC Documents or expressly set forth on Schedule 5.12A, there are no outstanding options, warrants, purchase agreements, participation agreements, SAFEs, convertible notes, subscription rights, conversion rights, exchange rights, side letters, oral or written understandings, anti-dilution rights, preemptive rights, registration rights, price-protection rights, most-favored-nation rights, phantom equity, profit participation rights or other Equity Securities or contracts that could require PCMC to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any Equity Securities convertible into, exchangeable for or carrying a right or option to purchase Equity Securities or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of Equity Securities. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the Equity Securities of PCMC, other than as expressly set forth on the Closing Capitalization Schedule.

(b)       No Redemption Requirements. Except as set forth in the SEC Documents, there are no outstanding contractual obligations (contingent or otherwise) of PCMC to retire, repurchase, redeem or otherwise acquire any Equity Securities of shares of capital stock of, or other Equity Securities of, PCMC or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(c)       Due Authorization. The issuance of the Exchange Shares has been duly authorized and, upon delivery to Ivie of certificates therefor in accordance with the terms of this Agreement, the Exchange Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by Ivie and restrictions on transfer imposed by this Agreement and the Securities Act.

Section 5.9 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of PCMC have been and are being conducted in accordance with all applicable Laws. PCMC has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or affecting such PCMC and, to the knowledge of PCMC, no Proceeding involving an allegation of violation of any applicable Law is threatened or contemplated. Except as would not have a Material Adverse Effect, PCMC is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of PCMC, any event or circumstance relating to PCMC that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits PCMC from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.10     Certain Proceedings. There is no pending Proceeding that has been commenced against PCMC. To the knowledge of PCMC, no such Proceeding has been threatened.

Section 5.11     No Brokers or Finders. No Person has, or as a result of the transactions contemplated hereby will have, any right or valid claim against PCMC for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

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Section 5.12     Absence of Undisclosed Liabilities. Except as disclosed in this Agreement, set forth in the SEC Documents, or expressly included on the Closing Capitalization Schedule, PCMC has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated, unliquidated, matured, unmatured, asserted, unasserted, known, unknown, due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, including any liability arising under federal or state securities Laws, the Securities Act, the Exchange Act, any SEC Documents, any prior issuance or transfer of securities, any prior financing, any tax matter, any employment or consulting arrangement, any related-party transaction, any finder, broker, advisor or investment banking arrangement, any note, warrant, option, SAFE or other equity-linked instrument, or any claim by any current or former officer, director, stockholder, creditor, investor, consultant or service provider, except to the extent set forth on or reserved against on the balance sheet of PCMC as of March 31, 2026 included in the SEC Documents (the "PCMC Balance Sheet"). All debts, obligations or liabilities with respect to directors and officers will be cancelled prior to the Closing. The PCMC Balance Sheet provides a true and fair view of the assets and liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to PCMC) as at March 31, 2026.

Section 5.13 Indebtedness. Except as disclosed in the SEC Documents or expressly set forth on Schedule 5.13, PCMC has no Indebtedness, notes, loans, advances, lines of credit, guarantees, reimbursement obligations, accrued interest, default interest, penalties, premiums, payables to officers, directors, stockholders or Affiliates, or other obligations for borrowed money, whether secured or unsecured, convertible or non-convertible, matured or unmatured, contingent or otherwise. Except as disclosed in the SEC Documents or expressly set forth on Schedule 5.13, no Person has any right to convert any Indebtedness of PCMC into Equity Securities of PCMC or to receive any Equity Securities of PCMC in satisfaction, settlement or discharge of any Indebtedness. All Indebtedness of PCMC that is to be satisfied, cancelled, converted, exchanged, released or discharged at or prior to the Closing shall be satisfied, cancelled, converted, exchanged, released or discharged only in the manner expressly set forth in the SEC Documents or Schedule 5.13 and pursuant to payoff letters, cancellation agreements, conversion agreements, releases or other instruments in form and substance reasonably satisfactory to Physicians and Ivie.

Section 5.14     Changes. Since March 31, 2026, PCMC has conducted its business in the ordinary course consistent with past practice and has not taken any of the actions described in Section 6.6.

Section 5.15     Material Contracts.

(a)       Except to the extent filed with the SEC Documents, PCMC has made available to Physicians, prior to the date of this Agreement, true, correct and complete copies of each written Material PCMC Contract, including each amendment, supplement and modification thereto.

(b)       Absence of Defaults. Each Material PCMC Contract is a valid and binding agreement of PCMC and, to the knowledge of PCMC, the other parties thereto, and each such Material Company Contract is in full force and effect. Except as would not have a Material Adverse Effect, PCMC is not in breach or default of any Material PCMC Contract to which it is a party and, to the knowledge of PCMC, no other party to any Material PCMC Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material PCMC Contract or (b) permit PCMC or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material PCMC Contract. PCMC has not received notice of the pending or threatened cancellation, revocation or termination of any Material PCMC Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material PCMC Contract.

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Section 5.16      Employees.

(a)       PCMC has no employees providing any services to it. Except as would not have a Material Adverse Effect, PCMC is and has been in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing. PCMC is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(b)       No director, officer or employee of PCMC is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person and each employee of PCMC is employed on an at-will basis.

Section 5.17      Tax Returns and Audits.

(a)       Tax Returns. PCMC has filed all Tax Returns required to be filed by or on behalf of PCMC and has paid all Taxes of PCMC required to have been paid (whether or not reflected on any Tax Return). There are (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to PCMC that PCMC is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on PCMC's property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to PCMC for any period (or portion of a period) that would affect any period after the date hereof.

(b)       No Adjustments or Changes. Neither PCMC nor any other Person on behalf of PCMC (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of Law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law.

(c)       No Disputes. There is no pending audit, examination, investigation, dispute, Proceeding or claim with respect to any Taxes of PCMC, nor is any such claim or dispute pending or contemplated, nor is there any basis for any such dispute, Proceeding or claim. PCMC has delivered to Physicians true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by PCMC since its inception and any and all correspondence with respect to the foregoing.

(d)       Real Property Holding Company. PCMC is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(e)       No Tax Allocation or Sharing Agreements. PCMC is not a party to any Tax allocation or sharing agreement. PCMC (a) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has no liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by contract or otherwise.

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(f)       No Other Tax Related Agreements. PCMC is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. PCMC is not a "consenting corporation" within the meaning of Section 341(f) of the Code. PCMC does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively of the Code. PCMC does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, PCMC has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code.

Section 5.18     Material Assets. The financial statements of PCMC, set forth in the SEC Documents, reflect no material properties and assets (real and personal) owned or leased by PCMC.

Section 5.19     Insurance. PCMC does not currently maintain and has not maintained during the past five (5) years, any insurance policies with respect to its properties, assets, business or operations, and Physicians acknowledges that no such insurance coverage will be in effect as of the Closing.

Section 5.20     Litigation; Orders. There is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of PCMC, threatened against or affecting PCMC or PCMC's properties, assets, business or employees. To the knowledge of PCMC, there is no facts that might result in or form the basis for any such Proceeding. PCMC is not subject to any Orders.

Section 5.21     Licenses. Except as would not have a Material Adverse Effect, PCMC possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for PCMC to engage in its business as currently conducted and to permit PCMC to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “PCMC Permits”). PCMC has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for PCMC to engage in its business as currently conducted and to permit PCMC to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, PCMC Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any PCMC Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any PCMC Permit. PCMC has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any PCMC Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any PCMC Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such PCMC Permits have been duly made on a timely basis with the appropriate Persons. All PCMC Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

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Section 5.22     Interested Party Transactions. Except as set forth in SEC documents, no officer, director or stockholder of PCMC or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by PCMC, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any PCMC any goods or services; or (2) a beneficial interest in any contract or agreement to which PCMC is a party or by which it may be bound or affected.

Section 5.23     Governmental Inquiries. PCMC represents that it has not received any material written inspection report, questionnaire, inquiry, demand or request for information from any Governmental Authority and has not filed any material written statement, report or other document with any Governmental Authority, and therefore there are no such documents to provide to Physicians.

Section 5.24     Bank Accounts and Safe Deposit Boxes. PCMC does not use a deposit or financial account, a lock box, or a safety deposit box, in its business as presently conducted.

Section 5.25     Intellectual Property. PCMC does not own, use or license any Intellectual Property in its business as presently conducted, except as set forth in the SEC Documents. None of the intellectual property owned by PCMC infringes on the rights of any person.

Section 5.26     Title to and Condition of Properties. PCMC owns good and marketable title to, or holds under valid leases or other rights to use, all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of PCMC as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 5.27     SEC Documents; Financial Statements. PCMC has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents") and is current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. PCMC has not received any unresolved comments from the Commission with respect to any SEC Document, and, to PCMC's knowledge, no SEC Document is the subject of any pending Commission review, inquiry or investigation. The financial statements of PCMC included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q adopted by the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of PCMC as at the dates thereof and the results of its operations and cash flows for the periods then ended. PCMC is not aware of any facts which would make PCMC's Common Stock ineligible for quotation on the OTC Bulletin Board or any successor quotation system or trading market on which PCMC's Common Stock is then quoted or traded. The Unregistered Exchange Shares, and any shares of PCMC Common Stock issued upon conversion thereof, are not currently eligible for listing or trading on any national securities exchange, including the Nasdaq Stock Market or the New York Stock Exchange, and no representation or commitment is made by PCMC with respect to the listing or trading of such shares on any such exchange at any time.

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Section 5.28     Stock Option Plans; Employee Benefits.

(a)       Stock Option Plans. PCMC has no stock option plans providing for the grant by PCMC of stock options to directors, officers or employees, and there is no provision of this Agreement that prohibits the adoption or implementation of such a plan by PCMC following the Closing.

(b)       Employee Benefit Plans. PCMC has no employee benefit plans or arrangements covering its present and former employees or providing benefits to such persons in respect of services provided to PCMC, and there is no provision of this Agreement that prohibits the adoption or implementation of such a plan by PCMC following the Closing.

Section 5.29 Shell Status; No Disqualifying Events. PCMC is, and immediately prior to the Closing will be, a reporting issuer under the Exchange Act that is current in its reporting obligations. PCMC is not subject to any order, judgment, decree, suspension, stop order, trading halt, delisting proceeding, disqualification event, bad actor disqualification, unresolved Commission comment, or pending or threatened Commission inquiry or enforcement action that would reasonably be expected to impair the Registration Statement, the issuance of the Exchange Shares, the quotation or trading of PCMC’s Common Stock, any future uplisting, or the consummation of the transactions contemplated hereby.

Section 5.30 OTC Markets; FINRA; DTC; Trading Status. PCMC’s Common Stock is eligible for quotation on the OTC Markets tier on which it is currently quoted, and PCMC has not received any written or oral notice from OTC Markets Group, FINRA, DTC, the Commission, any transfer agent, any broker-dealer or any other Governmental Authority or self-regulatory organization that would reasonably be expected to impair, restrict, suspend or delay the quotation, trading, clearance, settlement, deposit, transfer or eligibility of PCMC’s Common Stock. PCMC is not subject to any DTC chill, freeze, global lock, deposit restriction, withdrawal restriction or other limitation on the electronic clearance or settlement of its Common Stock. PCMC has no pending or unresolved FINRA matter, OTC Markets matter, trading halt, caveat emptor designation, shell-risk flag, promotional flag, public-interest concern designation, stock-promotion inquiry, corporate-action impediment or other trading or market-eligibility issue that would reasonably be expected to impair the transactions contemplated hereby, the issuance of the Exchange Shares, the continued quotation or trading of PCMC’s Common Stock, or any future uplisting or trading-market application following the Closing.

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Section 5.31     Money Laundering Laws. The operations of PCMC are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all Governmental Authorities, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving PCMC with respect to the Money Laundering Laws is pending or, to the knowledge of PCMC, threatened.

Section 5.32 Sanctions; OFAC; Anti-Corruption. Neither PCMC nor, to PCMC’s knowledge, any current or former officer, director, stockholder, Affiliate, agent or representative of PCMC is or has been (a) a Person with whom transactions are prohibited or restricted under any sanctions administered or enforced by the United States government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other applicable sanctions authority, (b) located, organized or resident in any country or territory that is the subject of comprehensive sanctions, or (c) in violation of any applicable anti-bribery, anti-corruption, anti-money laundering, anti-terrorism, export-control or sanctions Laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended. PCMC has not directly or indirectly made, offered, promised, authorized or received any unlawful payment, contribution, gift, bribe, rebate, payoff, influence payment, kickback or other improper payment to or from any Governmental Authority, political party, candidate for public office, customer, supplier or other Person.

Section 5.33 Board Recommendation. The PCMC Board, by unanimous written consent of the sole member of the PCMC Board, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of PCMC's stockholders

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ARTICLE VI.

COVENANTS OF PCMC

Section 6.1     Public Information; Rule 144 Reporting. From and after the Closing Date, PCMC agrees to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, and to file with the Commission, in a timely manner, all reports and other documents required of PCMC under the Exchange Act. The Registered Exchange Shares issued to Ivie pursuant to the Registration Statement will, upon issuance, be freely tradeable by Ivie as registered securities; provided, however, that because PCMC is a shell company (or former shell company) within the meaning of Rule 144(i) under the Securities Act, Rule 144 will not be available for any resale of PCMC securities by Ivie in his capacity as an affiliate of PCMC until at least twelve (12) months after the date on which PCMC files the Super Form 8-K required under Section 7.12 containing Form 10-type information (the "Rule 144(i) Eligibility Date"). The Unregistered Exchange Shares will constitute "restricted securities" within the meaning of Rule 144 and may not be resold or transferred by Ivie absent (a) an effective registration statement under the Securities Act covering such resale, or (b) compliance with all applicable requirements of Rule 144, including satisfaction of the applicable holding period (which shall commence on the Closing Date), the current public information requirement of Rule 144(c) (to the extent applicable at the time of any proposed resale), the shell company eligibility requirement of Rule 144(i) (which shall not be satisfied prior to the Rule 144(i) Eligibility Date), and any applicable volume and manner-of-sale limitations. PCMC acknowledges that its obligation to maintain current public information availability under Rule 144(c) and to satisfy the ongoing reporting requirements necessary to reach and maintain Rule 144(i) eligibility are material covenants for the benefit of Ivie in connection with future resales of the Unregistered Exchange Shares pursuant to Rule 144, and PCMC shall not take any action, or fail to take any action, that would reasonably be expected to impair or delay PCMC's satisfaction of such requirements during any period in which Ivie holds any Unregistered Exchange Shares. The covenants in this Section are intended to facilitate resales of PCMC Common Stock by Ivie (to the extent Ivie is an affiliate of PCMC at the time of resale), Repository Services LLC and other legacy PCMC stockholders in compliance with Rule 144 and other available exemptions. Notwithstanding that the Registered Exchange Shares are registered securities upon issuance, Ivie's ability to resell the Registered Exchange Shares in his capacity as an affiliate of PCMC remains subject to the volume, manner-of-sale, current public information, and other limitations of Rule 144, including the shell company eligibility requirement of Rule 144(i), which shall not be satisfied prior to the Rule 144(i) Eligibility Date. For the avoidance of doubt, any shares of PCMC Common Stock issued upon conversion of the Unregistered Exchange Shares shall be deemed to have been acquired on the Closing Date for purposes of the Rule 144 holding period, and the holding period for such conversion shares shall tack back to the Closing Date pursuant to Rule 144(d)(3)(ii) under the Securities Act.

Section 6.2     SEC Documents. From and after the Closing Date, in the event the Commission notifies PCMC of its intent to review any SEC Document filed prior to the Closing Date or PCMC receives any oral or written comments from the Commission with respect to any SEC Document filed prior to the Closing Date, PCMC shall promptly notify PCMC’s former officers and directors, and its attorney, and such former officers, directors and attorney shall reasonably cooperate with PCMC in responding to any such review. PCMC shall be responsible for all disclosure concerning PCMC, its securities, capitalization, stockholders, SEC Documents, financial statements, liabilities, prior financings, related-party transactions, public company status and pre-Closing operations included in, or incorporated by reference into, the Registration Statement and any amendment or supplement thereto. Physicians and Ivie shall be responsible only for information concerning Physicians and Ivie expressly supplied by Physicians or Ivie in writing for inclusion in the Registration Statement. PCMC shall indemnify the Physicians Indemnified Parties from and against any Damages arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent relating to PCMC, its securities, capitalization, stockholders, SEC Documents, financial statements, liabilities, prior financings, related-party transactions, public company status or pre-Closing operations.

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Section 6.3     Closing Capitalization; No Additional Issuances.

Closing Capitalization Schedule. Attached hereto as Schedule 6.3(a) (the “Closing Capitalization Schedule”) is a true, correct and complete capitalization table of PCMC immediately following the Closing, setting forth, on a fully-diluted and as-converted basis, the number and type of all outstanding shares of Common Stock, Series A, Series B-1, Series B-2 and any other class or series of capital stock of PCMC, and all securities convertible into, or exercisable or exchangeable for, any such capital stock, including all note conversions, third-party issuances and other equity-linked instruments to be effected at the Closing. The Parties acknowledge and agree that, immediately after giving effect to the Exchange and all other transactions contemplated hereby and set forth on the Closing Capitalization Schedule, the Exchange Shares issued to the Physicians Stockholders in the aggregate (including any shares allocated to the Employee Stockholders) shall constitute approximately eighty percent (80%) of the issued and outstanding shares of PCMC’s Common Stock, on a fully-diluted basis, as of the Closing, it being understood that any Permitted Employee Equity Grants reduce only the portion of the Exchange Shares otherwise allocable to Ivie and do not increase the aggregate Exchange Shares or alter such 80% percentage.

(b)        No Additional Issuances or Conversions Prior to Closing. From the date of this Agreement until the Closing, excepted as provided herein, PCMC shall not, without the prior written consent of Ivie: (i) issue or agree to issue any shares of capital stock or other Equity Securities; (ii) issue, amend, reprice or grant any options, warrants, convertible securities or other rights to acquire Equity Securities; or (iii) permit the conversion, exchange or exercise of any outstanding securities into or for Equity Securities, in each case other than the issuances, conversions, exchanges and exercises expressly set forth on the Closing Capitalization Schedule.

(c)        Cap on Note Conversions, SAFEs and Third-Party Issuances at Closing. At or prior to the Closing, except as expressly set forth in Section 5.8(a), Schedule 5.13, Schedule 4.7(e), the SEC Documents or the Closing Capitalization Schedule, all outstanding convertible promissory notes, SAFEs, warrants and other convertible, exchangeable or exercisable securities of PCMC or Physicians, and all agreed third-party equity or equity-linked issuances to be effected in connection with the transactions contemplated hereby, shall be converted, cancelled, terminated, satisfied, exercised or exchanged only as and to the extent expressly set forth in the applicable schedule or document referenced above. Following the Closing, no additional Equity Securities shall be issuable pursuant to any such notes, SAFEs, warrants, options or other equity-linked instruments, and no other notes, SAFEs, warrants, options, phantom equity or similar instruments shall be outstanding or convertible into, exchangeable or exercisable for Equity Securities of PCMC, Physicians or any post-Closing company, in each case except as expressly disclosed on the Closing Capitalization Schedule, Schedule 5.13 or Schedule 4.7(e), as applicable, or with the prior written consent of Ivie.

(d)       Pre-Closing Delivery. No later than three (3) Business Days prior to the Closing Date, PCMC shall deliver to Physicians and Ivie a draft Closing Capitalization Schedule for their reasonable approval.

Section 6.4     Series A Preferred Stock; Control Protection

(a)        Series A Authorization and Terms. PCMC shall have duly authorized and designated, and shall maintain in full force and effect, a series of its Preferred Stock designated as “Series A Voting Preferred Stock” (the “Series A”), consisting of 1,000,000 shares. Each share of Series A shall (i) vote together with the Common Stock as a single class on all matters submitted to a vote of the stockholders of PCMC, (ii) be entitled, on all such matters, to fifteen (15) votes per share, and each share of Common Stock shall be entitled to one (1) vote per share, and (iii) have no dividend preference, liquidation preference, redemption rights or other economic rights or preferences that are superior to the Common Stock, and shall participate in dividends and distributions, if any, only on an as-converted basis, if at all, such that, other than with respect to voting rights, the Series A is economically equivalent to the Common Stock. The foregoing rights, preferences and limitations of the Series A shall be set forth in one or more Certificates of Designation or equivalent organizational documents filed with the Secretary of State of the State of Nevada (the “Series A Certificate of Designation”), in form and substance reasonably acceptable to Physicians and Ivie. The Series A Certificate of Designation shall be filed with the Nevada Secretary of State prior to or simultaneously with the Closing

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(b)        Control Threshold. The Parties acknowledge and agree that, as of the Closing, Ivie will beneficially own, directly or indirectly, not less than fifty-one percent (51%) of the aggregate voting power of PCMC’s outstanding capital stock, calculated on a fully-diluted and as-converted basis including after giving effect to all issuances, conversions, exercises and exchanges reflected on the Closing Capitalization Schedule (the “Control Threshold”).

(c)       Covenant to Maintain Control Threshold. The rights, obligations and covenants of the parties relating to the maintenance of the Control Threshold following the Closing, including without limitation restrictions on the issuance of Equity Securities, capital stock transactions, mergers and recapitalizations, and amendments to Organizational Documents, shall be set forth in their entirety in the Voting Agreement. Each party covenants to execute and deliver the Voting Agreement at or prior to the Closing as a condition to the obligations of the parties hereunder.

Section 6.5     Board Composition and Designation Rights. The rights, obligations and covenants of the parties relating to the initial and ongoing composition of the PCMC Board, the designation rights of Ivie, and the filling of vacancies shall be set forth in their entirety in the Voting Agreement to be executed at or prior to the Closing.

Section 6.6 Interim Operations. From the date of this Agreement through the Closing Date, PCMC shall conduct its business in the ordinary course consistent with past practice and shall not, directly or indirectly, solicit, initiate, encourage, entertain, negotiate or enter into any proposal or offer relating to an alternative merger, share exchange, reverse merger, business combination, recapitalization, sale of all or substantially all of PCMC's assets, or any other transaction that would compete with or be an alternative to the transactions contemplated hereby, and shall not, without the prior written consent of Physicians (such consent not to be unreasonably withheld, conditioned or delayed), take any of the following actions:

(a)       Non-Ordinary Course Transactions. Enter into any transaction other than in the usual and ordinary course of business, except for this Agreement;

(b)       Adverse Changes. Suffer or experience any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

(c)       Loans. Make any loans or advances to any Person;

(d)       Liens. Create or permit to exist any Lien on any material property or asset of PCMC, other than Permitted Liens;

(e)       Capital Stock. Issue, sell, dispose of or encumber, or authorize the issuance, sale, disposition or encumbrance of, or grant or issue any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or alter the terms of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

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(f)       Dividends. Declare, set aside, make or pay any dividend or other distribution to any of its stockholders;

(g)       Material Contracts. Terminate or modify any Material PCMC Contract, except for termination upon expiration in accordance with the terms thereof;

(h)       Claims. Release, waive or cancel any claims or rights relating to or affecting PCMC in excess of US $10,000 in the aggregate or institute or settle any Proceeding involving in excess of US $10,000 in the aggregate;

(i)       Discharge of Liabilities. Pay, discharge or satisfy any claim, obligation or liability in excess of US $10,000 in the aggregate, except for claims, obligations or liabilities incurred prior to the date of this Agreement in the ordinary course of business;

(j)       Indebtedness. Create, incur, assume or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, other than professional fees relating to the SEC Documents or the transactions contemplated hereby;

(k)       Guarantees. Guarantee or endorse in a material amount any obligation or net worth of any Person;

(l)       Acquisitions. Acquire capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(m)       Accounting. Change its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

(n)       Agreements. Except as expressly contemplated by this Agreement, enter into any agreement, or otherwise obligate itself, to do any of the foregoing;

(o)       Organizational Documents. Amend, modify, supplement, waive or repeal any provision of PCMC's Organizational Documents, any Certificate of Designation, or the terms of any outstanding Equity Security, except solely to the extent required to implement the Series A, Series B-1 and Series B-2 designations expressly contemplated by this Agreement and approved in writing by Physicians and Ivie;

(p)       Stockholder and Securities Arrangements. Enter into, amend, modify, waive, terminate or become bound by any stockholder agreement, voting agreement, voting trust, proxy, registration rights agreement, lock-up agreement, resale restriction, right of first refusal, co-sale right, preemptive right, anti-dilution arrangement, most-favored-nation arrangement, side letter or other agreement, understanding or arrangement relating to the ownership, voting, transfer, registration, resale, issuance, conversion or other rights of any Equity Securities of PCMC; or

(q)       Related-Party Transactions. Enter into, amend, modify, waive, terminate, pay, accrue, acknowledge or otherwise incur any obligation under any related-party transaction, affiliate arrangement, officer or director reimbursement arrangement, consulting agreement, service agreement, indemnification arrangement, expense reimbursement, payable, advance, loan, release or settlement with any current or former officer, director, stockholder, Affiliate, consultant, advisor or other related party of PCMC, except to the extent expressly reflected on the Closing Capitalization Schedule and approved in writing by Physicians and Ivie.

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Section 6.7 Permitted Employee Equity Grants.

Notwithstanding anything to the contrary in this Agreement, including Section 6.3, Physicians may, at any time prior to the Closing, adopt the Physicians Equity Plan and issue shares of Physicians Common Stock thereunder to Employee Stockholders as Permitted Employee Equity Grants, without the prior written consent of PCMC, so long as (a) the aggregate number of shares so issued does not exceed the number of shares set forth on the Seller Allocation Schedule, (b) all such shares are fully vested upon issuance and are issued as compensation for services in reliance on Rule 701 under the Securities Act (or another available exemption) and in compliance with applicable state “blue sky” laws, and (c) Physicians delivers to PCMC, promptly following any such issuance, within three (3) business days, an updated Seller Allocation Schedule. The Parties acknowledge and agree that (i) all Permitted Employee Equity Grants shall be included among the Physicians Shares transferred to PCMC at the Closing, (ii) any Exchange Shares allocable to the Employee Stockholders in respect of such shares shall consist solely of PCMC Common Stock and shall reduce, on a share-for-share basis, only the PCMC Common Stock otherwise issuable to Ivie, and (iii) in no event shall any Permitted Employee Equity Grant increase the aggregate number of Exchange Shares, alter the post-Closing capitalization of PCMC other than the allocation of Exchange Shares among the Physicians Stockholders, reduce the approximately 80% of PCMC’s fully-diluted Common Stock represented by the aggregate Exchange Shares, or impose any payment, indemnity or other obligation on PCMC other than the issuance of the Exchange Shares.

ARTICLE VII.

CONDITIONS PRECEDENT OF PCMC

PCMC's obligation to acquire the Physicians Shares and to take the other actions required to be taken by PCMC at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by PCMC, in whole or in part):

Section 7.1     Accuracy of Representations. The representations and warranties of Physicians and Ivie set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is expressly limited by its terms to another date) and without giving effect to any supplemental Schedule. The representations and warranties of Physicians and Ivie set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

Section 7.2     Performance by Physicians and Ivie. All of the covenants and obligations that Physicians and Ivie are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects. Each document required to be delivered by Physicians and Ivie pursuant to this Agreement must have been delivered.

Section 7.3     No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of Physicians, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure, including but not limited to (a) acts of G-d; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

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Section 7.4     Officer’s Certificate. Physicians will have delivered to PCMC a certificate executed by an officer of Physicians, certifying the satisfaction by Physicians of the conditions specified in Sections 7.1, 7.2, and 7.3.

Section 7.5     Ivies’ Certificate. Ivie will have delivered to PCMC a certificate executed by Ivie, certifying the satisfaction of the conditions of Ivie specified in Sections 7.1 and 7.2.

Section 7.6     Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Physicians and/or Ivie for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by Physicians or Ivie, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on Physicians or PCMC.

Section 7.7 Documents. Physicians and Ivie shall have delivered to PCMC at the Closing (a) share certificates (or book-entry evidence) evidencing the number of Physicians Shares held by each Physicians Stockholder, along with executed share transfer forms, stock powers, letters of transmittal and/or joinders transferring such Physicians Shares to PCMC together with a certified copy, if required, of a board resolution of Physicians approving the registration of the transfer of such shares to PCMC (subject to Closing), (b) a true and complete copy of the Physicians Equity Plan as adopted, the resolutions of the Physicians Board and the written consent of Ivie as sole stockholder approving the Physicians Equity Plan and the Permitted Employee Equity Grants, the executed award agreements evidencing the Permitted Employee Equity Grants, and reasonable evidence of compliance of such grants with Rule 701 (or another available exemption) and applicable state “blue sky” laws, (c) the Seller Allocation Schedule, certified by an officer of Physicians, (d) each of the Transaction Documents to which Physicians and/or any Physicians Stockholder is a party, duly executed, and (e) such other documents as PCMC may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of Physicians and Ivie pursuant to Section 7.1, (ii) evidencing the performance of, or compliance by Physicians and Ivie with, any covenant or obligation required to be performed or complied with by Physicians or Ivie, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Section, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 7.8     No Proceedings. There must not have been commenced or threatened by any third party against PCMC, Physicians or any Ivie, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

Section 7.9     No Claim Regarding Stock Ownership or Consideration. There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of or has the right to acquire or to obtain beneficial ownership of the Physicians Shares or any other stock, voting, equity, or ownership interest in, Physicians, or (b) is entitled to all or any portion of PCMC Shares; provided, however, that the issuance of, and the Employee Stockholders’ ownership of, shares of Physicians Common Stock pursuant to the Permitted Employee Equity Grants and the Employee Stockholders’ entitlement to the portion of the Exchange Shares allocated to them on the Seller Allocation Schedule shall not constitute and shall be disregarded for purposes of this Section 7.9.

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Section 7.10 Physicians SAFEs and Convertible Instruments. Physicians and Ivie shall have delivered evidence reasonably satisfactory to PCMC that each SAFE or other equity-linked instrument of Physicians or any Physicians Subsidiary has been converted, cancelled, terminated or otherwise satisfied in full in accordance with Schedule 4.7(e) (as updated pursuant to Section 4.7(e)), the Closing Capitalization Schedule and the Registration Statement, as applicable, and that no holder of any such SAFE or other equity-linked instrument has any continuing right to receive Equity Securities of PCMC, Physicians or any post-Closing company, except as expressly set forth on Schedule 4.7(e), reflected on the Closing Capitalization Schedule to the extent such holder is receiving Equity Securities of PCMC, and included in the Registration Statement to the extent required by applicable Law.

Section 7.11 Federal Securities Law Compliance.  Each of the parties understand:

(a)        As a condition precedent to the Closing, the issuance of any Registered Exchange Shares shall be effected in compliance with the Securities Act of 1933, as amended, and applicable state securities (“blue sky”) laws. Prior to the Closing, PCMC shall have filed with the Commission the Registration Statement on Form S-4 registering the offer and issuance of the Registered Exchange Shares (consisting solely of the 68,566,368 shares of PCMC Common Stock included in the Exchange Shares), and such Registration Statement shall have been declared effective by the Commission and shall remain effective as of the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and remain in effect. The Unregistered Exchange Shares (consisting of 1,000,000 shares of Series A Voting Preferred Stock, 15,942,612 shares of Series B-1 Convertible Preferred Stock and 7,971,306 shares of Series B-2 Convertible Preferred Stock) shall be issued at the Closing in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, in reliance upon Ivie's representations and warranties set forth in Section 3.6(b), and will constitute "restricted securities" subject to the legend and resale restrictions set forth in Section 3.6(d).

(b)       S-4 Filing and Effectiveness. PCMC shall use its commercially reasonable efforts to (i) prepare and file the Registration Statement with the Commission as promptly as practicable following the date of this Agreement, registering the offer and issuance to the Physicians Stockholders of the Registered Exchange Shares (consisting solely of the shares of PCMC Common Stock included in the Exchange Shares), and including disclosure of the Physicians Equity Plan, the Permitted Employee Equity Grants and the Seller Allocation Schedule to the extent required by the applicable form and the rules and regulations of the Commission, (ii) respond promptly to any comments received from the Commission with respect to the Registration Statement, (iii) cause the Registration Statement to be declared effective by the Commission as promptly as practicable, and (iv) maintain the effectiveness of the Registration Statement through the Closing Date. PCMC shall provide Physicians and its counsel with a reasonable opportunity to review and comment on the Registration Statement and any amendments thereto prior to filing with the Commission. For the avoidance of doubt, the Registration Statement does not and shall not cover the Unregistered Exchange Shares, and the parties acknowledge that the issuance of the Unregistered Exchange Shares at the Closing shall be effected solely pursuant to and in accordance with the exemption from registration provided by Section 4(a)(2) of the Securities Act, as further described in Sections 3.6(b), 3.6(d) and 5.7(b).

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(c)        Condition to Obligation to Close. The obligations of each party to consummate the Share Exchange shall be conditioned upon the satisfaction (or written waiver by the benefiting party) of the requirements set forth in this Section 7 on or prior to the Closing Date, including the effectiveness of the Registration Statement and the absence of any stop order or pending Commission proceeding seeking to suspend the effectiveness of the Registration Statement.

Section 7.12     Physicians Financial Statements for Super 8-K. Physicians shall, at its sole cost and expense, deliver to PCMC all financial statements (audited and unaudited), pro forma financial information, and all other financial data, notes, schedules, and related disclosures required to be included by PCMC in its ‘Super Form 8-K’ under Items 2.01(f), 5.06 and 9.01 of Form 8-K (including, without limitation, any information required by Regulation S-X and Article 11 thereof), in sufficient detail and in final form to permit PCMC to timely file such Super Form 8-K within four (4) business days after the Closing Date, including but not limited to:

(a)        Audited consolidated financial statements of Physicians for the two (2) most recent fiscal years ended prior to Closing (three (3) years if predecessor financials required);

(b)        Unaudited consolidated interim financial statements for the most recent interim period(s) required;

(c)        Pro forma condensed financial information required by Article 11 of Regulation S-X; and

(d)        All information required for a Form 10 disclosure under the Exchange Ac, including MD&A, risk factors, and management discussion.

Section 7.13      Financial Statements Delivery. Physicians represents that such financial statements will be prepared in accordance with GAAP, audited by an independent registered public accounting firm acceptable to PCMC (it being understood that LJ Soldinger & Company is acceptable to PCMC), and it will comply with SEC Regulation S-X. Physicians shall cooperate fully with PCMC’s auditors, legal counsel, and transfer agent to facilitate the timely preparation and filing of the Super Form 8-K.

ARTICLE VIII.

CONDITIONS PRECEDENT OF PHYSICIANS

AND THE PHYSICIANS’ SHAREHOLDERS

Ivie's obligation to transfer the Physicians Shares and the obligations of Physicians to take the other actions required to be taken by Physicians in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by Physicians and Ivie jointly, in whole or in part):

Section 8.1     Accuracy of Representations. The representations and warranties of PCMC set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of PCMC set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of PCMC set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

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Section 8.2     Performance by PCMC.

(a)       All of the covenants and obligations that PCMC is required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

(b)       Each document required to be delivered by PCMC pursuant to this Agreement must have been delivered:

(c)        PCMC shall have delivered written resignation letters, effective as of the Closing, from each officer and director of PCMC who will not continue in such capacity following the Closing, and evidence reasonably satisfactory to Physicians and Ivie that the Ivie Designees have been duly appointed to the PCMC Board and that the officers designated by Ivie have been duly appointed as officers of PCMC, in each case effective as of the Closing.

(d)        PCMC shall have delivered evidence reasonably satisfactory to Physicians and Ivie that all debt conversions, note cancellations, releases, payoff letters, settlement agreements, termination agreements and other actions necessary to eliminate or fully reflect all pre-Closing indebtedness, convertible securities, warrants, options, SAFEs, side agreements and other equity-linked obligations of PCMC have been completed in accordance with the SEC Documents, Schedule 5.13 and the Closing Capitalization Schedule, as applicable.

(e)        PCMC shall have delivered evidence reasonably satisfactory to Physicians and Ivie that PCMC’s transfer agent has received irrevocable issuance instructions, in form and substance reasonably acceptable to Physicians and Ivie, to issue the Exchange Shares registered pursuant to the Registration Statement without restrictive legend and to reflect the Closing Capitalization Schedule on PCMC’s stock ledger as of the Closing.

(f)       PCMC shall have filed certificates of designation with the Secretary of State of the State of Nevada to establish the rights, preferences, privileges and limitations of the Series A Voting Preferred Stock, the Series B-1 and Series B-2 Convertible Preferred Stock, as approved by Physicians and Ivie, and providing that the Board of Directors is expressly authorized, without further stockholder approval, to establish one or more classes or series of Preferred Stock and to fix or alter the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and such other terms as the Board of Directors may determine.

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(g)       The Voting Agreement shall have been executed at or prior to the Closing by all parties required to be a party thereto, shall be in full force and effect as of the Closing Date, and no party thereto shall be in breach or default thereunder. PCMC shall have delivered to Physicians and Ivie duly executed copies of each remaining Ancillary Agreement, including the Lock-Up Agreement and the Specialty Note Cancellation and Release Agreement, executed by PCMC and each other Person required by Physicians or Ivie to be a party thereto, in each case in form and substance reasonably satisfactory to Physicians and Ivie.

Section 8.3     No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of PCMC, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of G-d; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

Section 8.4     Certificate of Officer. PCMC will have delivered to Physicians a certificate, dated the Closing Date, executed by an officer of PCMC, certifying the satisfaction of the conditions specified in Sections 8.1, 8.2, and 8.3.

Section 8.5     Certificate of PCMC. PCMC will have delivered to Physicians a certificate, dated the Closing Date, executed by an authorized officer of PCMC certifying the satisfaction of the conditions specified in Sections 8.1, 8.2 and 8.3.

Section 8.6     Consents.

(a)       All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by PCMC for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by PCMC, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on Physicians or PCMC.

(b)       Without limiting the foregoing, to the extent required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, an information statement on Schedule 14(f) (the ‘Section 14(f) Filing’) shall have been mailed to the stockholders of PCMC not less than ten (10) days prior to the Closing Date. No proceeding or enforcement action arising out of or relating to the Section 14(f) Filing shall have been instituted or, to PCMC’s Knowledge, threatened by the Commission that remains pending and unresolved as of the Closing Date and that would reasonably be expected to have a material adverse effect on the transactions contemplated hereby.

Section 8.7      Documents. PCMC must have caused the following documents to be delivered to Physicians and/or Ivie:

Share certificates (or book-entry evidence) evidencing the Exchange Shares issued to each Physicians Stockholder in accordance with the Seller Allocation Schedule;

(b)       A Secretary's Certificate, dated the Closing Date, certifying attached copies of (i) the Organizational Documents of PCMC, including all Certificates of Designation, (ii) the resolutions of PCMC Board approving this Agreement and the transactions contemplated hereby, (iii) the resolutions and other instruments evidencing the appointment of the Ivie Designees and the resignation or removal of all non-continuing officers and directors, (iv) the final Closing Capitalization Schedule and stock ledger, (v) the financial statements required under Sections 7.12 and 7.13, and (vi) the incumbency of each authorized officer of PCMC signing this Agreement and any other agreement or instrument contemplated hereby to which PCMC is a party;

(c)       A Certificate of Good Standing of PCMC;

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(d)       Each of the Transaction Documents to which PCMC is a party, duly executed, including each Ancillary Agreement, issuance instructions for the Exchange Shares and any Note Conversion Shares, payoff letters, releases, cancellation instruments and evidence of satisfaction, conversion or discharge of all pre-Closing indebtedness and equity-linked obligations required to be satisfied, converted or discharged at or before the Closing; and

(e)       Such other documents as Physicians may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of PCMC pursuant to Section 5.1, (ii) evidencing the performance by PCMC of, or the compliance by PCMC with, any covenant or obligation required to be performed or complied with by, PCMC, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

Section 8.8     No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against PCMC, Physicians or any Ivie, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

Section 8.9     No Claims regarding Stock Ownership or other Compensation. There shall not have been made or threatened by any Person any claim asserting that such Person is the holder of or has the right to acquire or to obtain beneficial ownership of PCMC Common Stock and Preferred Stock or any other stock, voting, equity, or ownership interest in, PCMC; provided, however, that the Employee Stockholders’ entitlement to the portion of the Exchange Shares allocated to them on the Seller Allocation Schedule, consisting solely of PCMC Common Stock, shall not constitute, and shall be disregarded for purposes of, this Section 8.9.

Section 8.10 No Adverse Trading or Regulatory Development. Since the date of this Agreement, there shall not have occurred any trading halt, DTC chill, DTC freeze, global lock, caveat emptor designation, shell-risk flag, promotional flag, unresolved Commission comment, FINRA objection, OTC Markets restriction or other regulatory, trading, clearance, settlement or market-eligibility event that, in the reasonable judgment of Physicians or Ivie, would reasonably be expected to impair the transactions contemplated hereby, the issuance or resale of the Exchange Shares, the continued quotation or trading of PCMC's Common Stock, or any future uplisting or trading-market application following the Closing.

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ARTICLE IX.

INDEMNIFICATION; REMEDIES

Section 9.1      Survival. The representations, warranties, covenants and agreements of the Parties contained in this Agreement shall survive the Closing and shall remain in full force and effect until the date that is twenty-four (24) months after the Closing Date, at which time they shall terminate and be of no further force or effect; provided, however, that (a) any claim for indemnification that is the subject of a written notice delivered in accordance with this Article IX on or before such twenty-four (24) month anniversary shall continue to survive solely with respect to the matters described in such notice until finally resolved, (b) notwithstanding the foregoing, any claim for indemnification arising out of or relating to (i) any breach of any representation, warranty, covenant or agreement concerning capitalization, title to securities, undisclosed liabilities, taxes, related-party transactions, compliance with federal or state securities laws, including, without limitation, the offer, sale or resale of securities by PCMC or any predecessor or affiliate, or (ii) any failure to comply with any applicable requirements of the Securities Act or the Exchange Act (including rules and regulations promulgated thereunder), shall survive for a period of six (6) years after the Closing Date, and (c) all covenants and agreements that by their terms are to be performed after the Closing shall survive the Closing and remain in full force and effect in accordance with their respective terms. After the expiration of the applicable survival period, no Party shall have any further liability for indemnification under this Article IX with respect to such matters, except for claims asserted in a written notice delivered prior to such expiration and remaining unresolved.

Section 9.2      Indemnification by PCMC. From and after the execution of this Agreement until the expiration of the Survival Period, PCMC shall indemnify and hold harmless Physicians, Ivie and their respective past, present and future directors, officers, employees, managers, partners, members, shareholders, equity holders, advisors, consultants, independent contractors, representatives, attorneys, accountants, financing sources, insurers, successors and assigns, and other affiliates (collectively, the “Physicians Indemnified Parties”) from and against any Damages arising, directly or indirectly, from or in connection with:

(a)        any misrepresentation or breach of warranty made by PCMC in this Agreement or in any certificate delivered by PCMC pursuant to this Agreement;

(b)        any breach by PCMC of any covenant or obligation of PCMC in this Agreement; or

(c)       any and all Damages relating to PCMC or its business, properties, securities, capitalization, stockholder base, SEC Documents, public company status, reporting obligations, taxes, liabilities, obligations or operations, to the extent arising out of events, occurrences, omissions, facts or conditions existing on or prior to the Closing Date, including any undisclosed liability, contingent liability, legacy obligation, broker or finder claim, creditor claim, investor claim, securities-law claim, transfer agent claim, stockholder claim, noteholder claim, warrant holder claim, option holder claim or other claim relating to PCMC's pre-Closing operations or securities issuances.

Section 9.3      Indemnification by Physicians. From and after the execution of this Agreement until the expiration of the Survival Period, Physicians shall indemnify and hold harmless PCMC and each of its respective past, present and future directors, officers, employees, managers, partners, members, shareholders, equity holders, advisors, consultants, independent contractors, representatives, attorneys, accountants, underwriters, financing sources, insurers, successors and assigns, parent entities, subsidiaries and other affiliates (collectively, the “Acquiror Indemnified Parties”) from and against any Damages arising, directly or indirectly, from or in connection with:

(a)        any material misrepresentation or breach of warranty made by Physicians or Ivie in this Agreement or in any certificate delivered by Physicians pursuant to this Agreement;

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(b)        any material breach by Physicians of any covenant or obligation of Physicians in this Agreement required to be performed by Physicians or Ivie on or prior to the Closing Date; or

(c)        any and all Damages relating to Physicians or its business, properties, or operations, to the extent arising out of events, occurrences, or conditions existing on or prior to the Closing Date.

Section 9.4      Limitations on Liability. No Physicians Indemnified Party or Acquiror Indemnified Party (each, an 'Indemnified Party') shall be entitled to indemnification pursuant to Section 9.2 or Section 9.3, as applicable, unless and until the aggregate amount of Damages to all Indemnified Parties seeking indemnification under the applicable Section (other than Damages arising out of or relating to (i) fraud, intentional misrepresentation or willful misconduct, (ii) any breach of any representation, warranty, covenant or agreement concerning capitalization, title to securities, undisclosed liabilities, taxes, related-party transactions, or compliance with federal or state securities laws, including the offer, sale or resale of securities of PCMC, or (iii) any failure to comply with any applicable requirements of the Securities Act or the Exchange Act (including the rules and regulations promulgated thereunder)) exceeds US $20,000 (the 'Basket'), at which time the applicable Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of US $20,000. For the avoidance of doubt, the Basket shall not apply to, and shall not limit, any claim for indemnification based on fraud, intentional misrepresentation, willful misconduct, capitalization matters, title to securities, undisclosed liabilities, taxes, related-party transactions, securities law violations or non-compliance with applicable securities laws in connection with the offer, sale or resale of securities of PCMC. Additionally, notwithstanding anything to the contrary in this Agreement, neither Physicians nor Ivie shall have any indemnification obligation or other liability for any Damages arising out of or relating to PCMC’s public company status, SEC Documents, pre-Closing capitalization, pre-Closing securities issuances, pre-Closing stockholder base, pre-Closing liabilities, pre-Closing taxes, pre-Closing contracts, pre-Closing operations, transfer agent records, or any Commission comment, review, inquiry, investigation or enforcement matter relating to any SEC Document filed or required to be filed by PCMC prior to the Closing, except to the extent arising from information concerning Physicians or Ivie expressly supplied by Physicians or Ivie in writing for inclusion in the Registration Statement.

Section 9.5      Determining Damages; Materiality Scrape. For purposes of determining the amount of Damages (but not for purposes of determining whether a breach has occurred) for which indemnification may be sought under this Article 9, any qualifications in the representations and warranties of PCMC or Physicians as to “material,” “materiality,” “Material Adverse Effect,” or similar materiality qualifiers shall be disregarded (other than any specific dollar thresholds expressly stated therein), and such representations and warranties shall be read as if such qualifications were deleted.

ARTICLE X. TERMINATION

Section 10.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows:

(a) Mutual Consent. By mutual written consent of PCMC, Physicians and Ivie.

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(b) Outside Date. By either PCMC, on the one hand, or Physicians and Ivie, on the other hand, upon written notice to the other parties, if the Closing has not occurred on or before the date that is one hundred eighty (180) days following the date of this Agreement (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose breach of this Agreement has been a principal cause of, or has resulted in, the failure of the Closing to occur on or before the Outside Date.

(c) Failure of Registration Statement Effectiveness. By either PCMC, on the one hand, or Physicians and Ivie, on the other hand, upon written notice to the other parties, if the Registration Statement on Form S-4 has not been declared effective by the Commission on or before the Outside Date; provided, however, that the right to terminate under this Section 10.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of, or has resulted in, the failure of the Registration Statement to be declared effective by such date.

(d) Final Nonappealable Legal Restraint. By either PCMC, on the one hand, or Physicians and Ivie, on the other hand, if any Governmental Authority of competent jurisdiction has issued a final and nonappealable Order or enacted, issued or promulgated any Law that permanently restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate under this Section 10.1(d) shall not be available to any party whose breach of this Agreement has been a principal cause of, or has resulted in, the issuance of such Order or Law.

(e) Termination by Physicians and Ivie for PCMC Breach. By Physicians and Ivie, upon written notice to PCMC, if PCMC has breached any representation, warranty, covenant or agreement contained in this Agreement such that any condition set forth in Article VIII would not be satisfied, and such breach is incapable of being cured or, if capable of being cured, has not been cured within ten (10) business days after written notice thereof from Physicians or Ivie; provided, however, that Physicians and Ivie shall not have the right to terminate under this Section 10.1(e) if Physicians or Ivie is then in material breach of this Agreement.

(f) Termination by PCMC for Physicians or Ivie Breach. By PCMC, upon written notice to Physicians and Ivie, if Physicians or Ivie has breached any representation, warranty, covenant or agreement contained in this Agreement such that any condition set forth in Article VII would not be satisfied, and such breach is incapable of being cured or, if capable of being cured, has not been cured within ten (10) business days after written notice thereof from PCMC; provided, however, that PCMC shall not have the right to terminate under this Section 10.1(f) if PCMC is then in material breach of this Agreement.

(g) Failure of PCMC Closing Conditions. By Physicians and Ivie, upon written notice to PCMC, if any condition set forth in Article VIII has become incapable of satisfaction prior to the Outside Date, other than as a result of a breach by Physicians or Ivie.

(h) Failure of Physicians/Ivie Closing Conditions. By PCMC, upon written notice to Physicians and Ivie, if any condition set forth in Article VII has become incapable of satisfaction prior to the Outside Date, other than as a result of a breach by PCMC.

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(i) SEC Stop Order or Material S-4 Impediment. By Physicians and Ivie, upon written notice to PCMC, if the Commission issues a stop order suspending the effectiveness of the Registration Statement, initiates or threatens any proceeding seeking such a stop order, or provides comments or other communications that, in the reasonable judgment of Physicians and Ivie, would reasonably be expected to materially delay, impair or prevent the consummation of the transactions contemplated hereby or require materially adverse changes to the structure, economics or governance terms contemplated by this Agreement.

(j) Material Adverse Effect. By PCMC, if a Material Adverse Effect has occurred with respect to Physicians, or by Physicians and Ivie, if a Material Adverse Effect has occurred with respect to PCMC.

(k) Failure to Approve Ancillary Agreements or Certificates of Designation. By Physicians and Ivie, upon written notice to PCMC, if the Ancillary Agreements, Certificates of Designation, Closing Capitalization Schedule, transfer agent instructions, Specialty Note Cancellation and Release Agreement, or other closing deliverables required to be approved by Physicians or Ivie are not in form and substance reasonably satisfactory to Physicians and Ivie on or before the Closing.

Section 10.2 Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 10.1, this Agreement shall become void and of no further force or effect, and there shall be no liability or obligation on the part of any party or any of its Affiliates, officers, directors, stockholders, members, managers, partners, employees, agents, advisors or representatives; provided, however, that (a) no such termination shall relieve any party from liability for fraud, intentional misrepresentation, willful misconduct or any breach of this Agreement occurring prior to such termination, and (b) Sections 10.1, 10.3, 10.4, 11.11, 11.12, this Article X and any other provision that by its terms is intended to survive termination shall survive any termination of this Agreement.

Section 10.3 S-4 Disclosure Indemnity Following Termination. Notwithstanding anything to the contrary herein, PCMC’s indemnification obligations with respect to any Damages arising from any inaccurate, incomplete or misleading disclosure supplied by PCMC for inclusion in, or incorporated by reference into, the Registration Statement or any amendment or supplement thereto shall survive termination of this Agreement.

Section 10.4 Procedure for Termination. Any termination of this Agreement pursuant to Section 10.1 shall be effected by written notice from the terminating party or parties to the other parties, specifying the provision of Section 10.1 pursuant to which such termination is being effected and describing in reasonable detail the basis for such termination.

Section 10.5 No Waiver. The termination of this Agreement by any party shall not constitute a waiver of any rights or remedies available to such party under this Agreement, at law, in equity or otherwise, arising from any breach of this Agreement prior to such termination.

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ARTICLE XI.

GENERAL PROVISIONS

Section 11.1     Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

Section 11.2     Public Announcements. PCMC shall promptly, but no later than three (3) days following the execution of this Agreement, issue a press release disclosing the transactions contemplated hereby. In addition, PCMC’s filing of one or more Current Reports on Form 8-K with the Commission describing the transactions contemplated hereby shall be deemed to satisfy PCMC’s disclosure obligations under this Section, provided that PCMC has given Physicians a reasonable opportunity to review and comment on the portions of any such Form 8-K that relate to Physicians or its business. Prior to the Closing Date, Physicians and PCMC shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

Section 11.3     Confidentiality.

(a)       Subsequent to the date of this Agreement, PCMC, Ivie and Physicians will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

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(b)       In the event that any party is required to disclose any information of another party pursuant to Section 11.3(a)(ii) or Section 11.3(a)(iii), the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 11.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

(c)       If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

Section 11.4     Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to PCMC:

Public Company Management Corporation
9350 Wilshire Boulevard, Suite 203
Beverly Hills, CA 90212

with a copy to:

Ronald Stauber
Stauber Law Offices
9440 Santa Monica Boulevard, Suite 301
Beverly Hills, CA 90210

Telephone No.: 310 487 0080
Email: stauber.ron@gmail.com

If to Physicians or Ivie:

Conrad Ivie, MD
Physicians Capital Management Corporation
9430 Park West Blvd,
Knoxville, TN 37923

with a copy to:

Ariella Fuchs
Outside General Counsel, LLP
501 Boylston Street
Boston, MA 02116

Telephone No.: 904 705 4040
Email: afuchs@outsidegc.com

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Section 11.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 11.6     Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 11.7     Entire Agreement; Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all parties hereto.

Section 11.8     Assignment; Successors; and Third-Party Beneficiaries. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except for the Indemnified Parties under Article IX and the express beneficiaries of the Ancillary Agreements, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, the Indemnified Parties under Article IX, the express beneficiaries of the Ancillary Agreements, and their respective successors and permitted assigns.

Section 11.9     Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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Section 11.10     Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

Section 11.11     Governing Law. This Agreement will be governed by the laws of the State of Nevada without regard to conflicts of laws principles.

Section 11.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

PCMC:

PUBLIC COMPANY MANAGEMENT CORPORATION

By:

Quynh Hoa T. Tran
President

PHYSICIANS CAPITAL MANAGEMENT CORPORATION

By:

Conrad Ivie, M.D.
Chief Executive Officer

IVIE:
Conrad Ivie, M.D.

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EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder”) is executed and delivered as of the date set forth below by the undersigned (the “Joining Stockholder”) pursuant to, and in connection with, that certain Share Exchange Agreement, dated as of [ ], 2026 (the “Share Exchange Agreement”), by and among Public Company Management Corporation (“PCMC”), Conrad Ivie, M.D. (“Ivie”), Physicians Capital Management Corporation (“Physicians”) and the other Physicians Stockholders party thereto. Capitalized terms used but not defined herein have the meanings given in the Share Exchange Agreement.

By executing and delivering this Joinder, the Joining Stockholder hereby agrees as follows:

1. Agreement to be Bound. The Joining Stockholder shall be deemed an “Employee Stockholder” and a “Physicians Stockholder” for all purposes of the Share Exchange Agreement, and agrees to be bound by, and to comply with, all of the terms and provisions of the Share Exchange Agreement applicable to a Physicians Stockholder and an Employee Stockholder, including the transfer of the Joining Stockholder’s Physicians Shares to PCMC at the Closing in exchange for the portion of the Exchange Shares allocated to the Joining Stockholder on the Seller Allocation Schedule, which shall consist solely of shares of PCMC Common Stock.

2. Representations and Warranties. The Joining Stockholder hereby makes, severally and not jointly and solely as to itself, the representations and warranties set forth in Sections 3.1 (Authority), 3.3 (Ownership of Physicians Shares) and 3.6 (Investment Representations) of the Share Exchange Agreement, in each case as applied to the Joining Stockholder and the shares of Physicians Common Stock held by the Joining Stockholder, including that the Joining Stockholder owns such shares free and clear of all Liens and has full authority to transfer such shares to PCMC.

3. Affiliate Status; Securities Matters. The Joining Stockholder acknowledges that the shares of PCMC Common Stock to be received by the Joining Stockholder registered under the Securities Act on the Registration Statement on Form S-4 and, if the Joining Stockholder is an “affiliate” of PCMC or Physicians within the meaning of Rule 144 and Rule 145 under the Securities Act, that the Joining Stockholder’s ability to resell such shares may be subject to the volume, manner-of-sale, current public information and other limitations of Rule 144 (including Rule 144(i) applicable to former shell companies). Until the Registration Statement is declared effective by the SEC, the shares may not be resold or transferred by the Joining Stockholder. The Joining Stockholder [is] [is not] an affiliate of PCMC or Physicians.

4. Lock-Up. The Joining Stockholder agrees to execute and be bound by the Lock-Up and any other transfer-restriction agreement contemplated by the Share Exchange Agreement applicable to the Physicians Stockholders.

5. Tax Acknowledgment. The Joining Stockholder acknowledges that the issuance of Physicians Common Stock pursuant to the Physicians Equity Plan may result in taxable compensation income, that the Joining Stockholder is responsible for the Joining Stockholder’s own Taxes, and that the Joining Stockholder shall make arrangements satisfactory to Physicians for the satisfaction of all applicable tax withholding obligations.

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6. Miscellaneous. This Joinder shall be governed by the laws applicable to the Share Exchange Agreement and may be executed by electronic signature. Upon execution and delivery, this Joinder shall form a part of the Share Exchange Agreement.

IN WITNESS WHEREOF, the Joining Stockholder has executed this Joinder as of the date written below.

Date: ____________________

_______________________________

Name: [•]

Number of Physicians Shares held: [•]

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PUBLIC COMPANY MANAGEMENT CORPORATION

By:	/s/ Quynh Hoa T. Tran
Quynh Hoa T. Tran
President